Exhibit 4.26

UNDERWRITER’S WARRANT AGREEMENT

UNDERWRITER’S WARRANT AGREEMENT dated as of                   , 2008 (this “Agreement”), between ProUroCare Medical, Inc., a Nevada corporation (the “Company”), and Feltl and Company, Inc. (hereinafter referred to as the “Underwriter”).

W I T N E S S E T H:

WHEREAS, the Company proposes to issue to the Underwriter warrants (the “Underwriter Warrants”) to purchase up to an aggregate of                (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) Units (the “Units”) with each unit consisting of one share of common stock, $0.00001 par value (a “Share”) and one redeemable common stock warrant entitling the holder to acquire one Share (a “Warrant”), of the Company; and

WHEREAS, the Underwriter has agreed, pursuant to the underwriting agreement (the “Underwriting Agreement”) dated                         , 2008, between the Underwriter and the Company, to act as the Underwriter in connection with the Company’s proposed public offering (the “Public Offering”) of                  Units (the “Public Units”) at an initial public offering price of $         per Public Unit; and

WHEREAS, the Underwriter Warrants issued pursuant to this Agreement are being issued by the Company to the Underwriter or to its designees who are officers or partners of the Underwriter (collectively, the “Designees”), in consideration for, and as part of the Underwriter’s compensation in connection with the Underwriting Agreement;

NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of the aggregate amount of fifty dollars ($50.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             Grant.  The Underwriter and/or the Designees are hereby granted the right to purchase up to an aggregate of            Units at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $           per Unit at any time from                           , 2009 until 5:00 P.M., Minneapolis, Minnesota time, on                     , 2013 (the “Warrant Exercise Term”).  The Units are in all respects identical to the Public Units being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

2.             [reserved]

3.             Exercise of Warrant.

3.1           Cash Exercise.  The Underwriter Warrants initially are exercisable at a price of $         per Unit, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in Article 8 hereof.  Upon surrender of the Warrant Certificate(s) with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Units, at the Company’s principal office (currently located at 5500 Wayzata Boulevard, Suite 310, Golden Valley, MN 55416), the registered holder of a Warrant Certificate (“Holder” or “Holders”) shall be entitled to receive a certificate or certificates for the Units so purchased.  The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part.  In the case of the purchase of less than all of the Units purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Units.

3.2           Cashless Exercise.  At any time during the Warrant Exercise Term, the Holder may, at the Holder’s option, exchange, in whole or in part, the Underwriter Warrants represented by such Holder’s Warrant Certificate which are exercisable for the purchase of Units into the number of Units determined in accordance with this Section 3.2 (a “Warrant Exchange”), by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Underwriter Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”).  The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the “Exchange Date”).  Certificates for the Units issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing the Underwriter Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date.  In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Units (rounded to the next highest integer) which would, but for such Warrant Exchange, then be issuable pursuant to the provisions of Section 3.1 above upon the exercise of the Underwriter Warrants specified by the Holder in its Notice of Exchange (the “Total Share Number”) less (ii) the number of Units equal to the quotient obtained by dividing (a) the product of the Total Share Number and the existing Exercise Price per Share (as hereinafter defined) by (b) the Market Price (as hereinafter defined) of a Public Unit on the trading day immediately preceding the Warrant Exchange.  “Market Price” at any date shall be deemed to be the last reported sale price or, in case no such reported sales takes place on such day, the average of the last reported sale prices for the last three (3) consecutive trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq Global Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Global Market, the closing bid price as furnished by (i) the OTC Bulletin Board or successor trading market or (ii) if not listed on the OTC Bulletin Board (or its successor market), the “pink sheets.”  If the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Global Market, and closing bid prices are not furnished the OTC Bulletin Board or successor trading market, or the “pink sheets,” then the Market Price shall be determined in good faith by the mutual agreement of the Board of Directors of the Company, (which shall prepare and deliver to the applicable Holder its proposed market price and an analysis setting for basis for its determination), and the applicable Holder.

4.             Issuance of Certificates.

Upon the exercise of the Underwriter Warrants, the issuance of certificates for the Units purchased shall be made no later than three (3) business days thereafter without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

The certificates representing the Units shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chief Executive Officer or President of the Company under its corporate seal (if any) reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.  Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

Upon exercise, in part or in whole, of the Underwriter Warrants, certificates representing the Units purchased (the “Warrant Securities”), shall bear a legend substantially similar to the following:

“The securities represented by this certificate and the other securities issuable upon exercise thereof have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, or (ii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available.”

5.             Restriction on Transfer of Underwriter Warrants.

The Holder of a Warrant Certificate, by the Holder’s acceptance thereof, covenants and agrees that the Underwriter Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Underwriter Warrants may not be sold during the Public Offering, or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter Warrants for a period of one (1) year from                           , 2008 except to the Underwriter or the Designees, provided that any portion of the Warrant so transferred shall remain subject to the above restriction for the remainder of the restriction period.

6.             Price.

6.1           Initial and Adjusted Exercise Price.  The initial exercise price of each Underwriter Warrant shall be $         per Unit.  The adjusted Exercise Price per Unit shall be the prices which shall result from time to time from any and all adjustments of the initial Exercise Price per Share in accordance with the provisions of Article 8 hereof.

6.2           Exercise Price.  The term “Exercise Price” herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7.             Registration Rights.

7.1           Registration Under the Securities Act of 1933.  None of the Underwriter Warrants have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the “Act”).

7.2           Registrable Securities.  As used herein, the term “Registrable Security” means each of the Warrants, the Units, and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Warrants or Units; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the Holder for subsequent public distribution of such security under Rule 144(k) promulgated under the Act or otherwise, or (iii) it has ceased to be outstanding.   The term “Registrable Securities” means any and/or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

7.3           Piggyback Registration.  If, within seven (7) years following the effective date of the Public Offering, the Company proposes to prepare and file one or more post-effective amendments to the registration statement filed in connection with the Public Offering or any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form)(for purposes of this Article 7, collectively, the “Registration Statement”), it will give written notice of its intention to do so by certified mail, return receipt requested (“Notice”), at least thirty (30) days prior to the filing of each such Registration Statement, to all Holders of the Registrable Securities.  Upon the written request of such a Holder (a “Requesting Holder”), made within twenty (20) days after receipt by the Holder of the Notice, that the Company include any of the Requesting Holder’s Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register (“Piggyback Registration”), at the Company’s sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Section 7.5(b) hereof).

Notwithstanding the provisions of this Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.3 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof, without incurring any liability to any holder of Registrable Securities.

7.4           Demand Registration.

(a)           At any time beginning at such time as the Company is eligible to use a registration statement on Form S-3 under the Act (or applicable successor form) for secondary offerings of securities and ending five (5) years after the effective date of the Public Offering, any “Majority Holder” (as such term is defined in Section 7.4(c) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7.3 hereof), exercisable by written notice to the Company (the “Demand Registration Request”), to have the Company prepare and file with the Securities and Exchange Commission (the “Commission”) on one occasion, at the sole expense of the Company (except as provided in Section 7.5(b) hereof), a Registration Statement on Form S-3 (or applicable successor form) and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder) in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Holders thereof.  The Company shall use its best efforts to cause the Registration Statement to become effective under the Act so as to permit a public offering and sale of the Registrable Securities by the Holders thereof.  Once effective, the Company will use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date the Holders thereof receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act under Rule 144(k) promulgated under the Act or otherwise.

(b)           The Company covenants and agrees to give written notice of any Demand Registration Request to all Holders of the Registrable Securities within ten (10) business days from the date of the Company’s receipt of any such Demand Registration Request.  After receiving notice from the Company as provided in this Section 7.4(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.4(a) hereof by notifying the Company of their decision to have such securities included within fifteen (15) business days of their receipt of the Company’s notice.

(c)           The term “Majority Holder” as used in Section 7.4 hereof shall mean any Holder or any combination of Holders of Registrable Securities, if included in such Holders’ Registrable Securities, that hold an aggregate number of Shares (including Shares already issued, Shares issuable pursuant to the exercise of outstanding Warrants or Shares obtained or obtainable by separation of the Shares from the Units of Holders) as would constitute a majority of the aggregate number of shares of Common Stock outstanding (including Units already issued and Units issuable pursuant to the exercise of outstanding Underwriter Warrants) that are Registrable Securities.

7.5           Covenants of the Company With Respect to Registration.  The Company covenants and agrees as follows:

(a)           In connection with any registration under Section 7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than thirty (30) days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each Holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

(b)           The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the Holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Sections 7.3 and 7.4(a) hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses and any fees due to Financial Industry Regulatory Authority (“FINRA”) related to such registration or sale of any of the Registrable Securities.

(c)           The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holders of such securities and for obtaining the clearance of FINRA member firms to participate in the distribution of such Registrable Securities; provided, however, that the Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any jurisdiction if the Board of Directors of the Company determines in good faith that the same would be materially detrimental to the Company.

(d)           The Company shall indemnify any Holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such Holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter as set forth in Section 8 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 9 of the Underwriting Agreement.

(e)           Any Holder of Registrable Securities to be sold pursuant to a registration statement, and such Holder’s successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or such Holder’s successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriter has agreed to indemnify the Company as set forth in Section 8 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 9 of the Underwriting Agreement.

(f)            Nothing contained in this Agreement shall be construed as requiring any Holder to exercise the Underwriter Warrants held by such Holder prior to the initial filing of any registration statement or the effectiveness thereof.

(g)           If the Company shall fail to comply with the provisions of this Article 7, the Company shall, in addition to any other equitable or other relief available to the Holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the Holders of Registrable Securities requesting registration of their Registrable Securities.

(h)           In connection with any offering involving an underwriting of shares of the Company’s Common Stock pursuant to Section 7.3, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total number of securities to be included in such offering, including the Registrable Securities requested by Holders to be included therein, exceeds the amount of securities that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering.  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated in the following manner:  (i) to the Company and, if there is a balance of Registrable Securities remaining, (ii) to the Holders, provided that if the balance of Registrable Securities remaining is not sufficient to include in the offering all of the Registrable Securities requested to be registered by the Holders, the number of Registrable Securities to be included for any holder shall be determined pro rata based on the proportionate number of Registrable Securities then held (regardless of whether or not such any such Holder has requested that all such Registrable Securities be included), and, if there is a balance of Registrable Securities remaining, (iii) to the other stockholders holding rights as selling security holders, but excluding any stockholder who is an officer or director of the Company.  If there is a balance of Registrable Securities remaining after all of the Registrable Securities requested to be registered by the Company, the Holders and the other stockholders holding rights as selling security holders who are not officers and directors of the

Company, then Registrable Securities held by officers and directors of the Company may be included in such offering.

(i)            The Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any Registration Statement filed pursuant to Section 7.4 hereof, without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld.

(j)            The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or its auditors with respect to the Registration Statement to each Holder of Registrable Securities included for registration in such Registration Statement pursuant to Section 7.3 hereof or Section 7.4 hereof requesting such correspondence and to the managing underwriter, if any, of the offering in connection with which such Holder’s Registrable Securities are being registered and shall permit each Holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD.  Such investigation shall include access to books, records and properties and opportunities necessary or helpful to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder of Registrable Securities or underwriter shall reasonably request; provided, that the Company may require each such Holder or underwriter to enter into reasonable confidentiality and non-disclosure agreements with respect to the information contained in or derived from such investigations.

8.             Adjustments of Exercise Price and Number of Securities.  The following adjustments apply to the Exercise Price of the Underwriter Warrants with respect to the Units and the number of Units purchasable upon exercise of the Underwriter Warrants.

8.1           Computation of Adjusted Price.  In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

(a)           an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

(b)           the total number of shares of Common Stock outstanding immediately after such issuance or sale.

For the purposes of any computation to be made in accordance with the provisions of this Section 8.1, the Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

8.2           Subdivision and Combination.  In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or proportionately increased in the case of combination.

8.3           Adjustment in Number of Securities.  Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Units issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Units issuable upon exercise of the Underwriter Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

8.4           Reclassification, Consolidation, Merger, etc.  In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the Units immediately prior to any such events, at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Holders’ Underwriter Warrants and (y) the exercise prices for the Underwriter Warrants in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Underwriter Warrants.

8.5           Determination of Outstanding Common Stock.  The number of Common Stock at any one time outstanding shall include the aggregate number of shares issued and the aggregate number of shares issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

8.6           [reserved]

8.7           Dividends and Other Distributions with Respect to Outstanding Securities.  In the event that the Company shall at any time prior to the exercise of all Underwriter Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the Holder of Underwriter Warrants who exercises its Underwriter Warrants after the record date for the determination of those Holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the exercise price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such Holder had he been the Holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution.  At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.7.

8.8           Subscription Rights for Shares of Common Stock or Other Securities.  In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Underwriter Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of unexercised Underwriter Warrants on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Underwriter Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Underwriter Warrants (assuming for purposes of this Section 8.8, that the exercise of the Underwriter Warrants is permissible immediately upon issuance).

9.             Exchange and Replacement of Warrant Certificates.

Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

10.           Elimination of Fractional Interests.

The Company shall not be required to issue certificates representing fractions of Units upon the exercise of the Underwriter Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Units.

11.           Reservation and Listing of Securities.

The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Underwriter Warrants, such number of Units, Warrants and shares Common Stock as shall be issuable upon the exercise thereof.  The Company covenants and agrees that, upon exercise of the Underwriter Warrants and payment of the Exercise Price therefor, all Units issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.  As long as the Underwriter Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Underwriter Warrants to be listed on the Over-The-Counter Bulletin Board, or any successor trading market on which the Common Stock may be listed and/or quoted.

12.           Notices to Warrant Holders.

Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.  If, however, at any time prior to the expiration of the Underwriter Warrants and their exercise, any of the following events shall occur:

(a)           the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)           the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c)           a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

(d)           reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

(e)           The Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company;

then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) business days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

13.           [reserved]

14.           Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

(a)           If to a registered Holder of the Underwriter Warrants, to the address of such Holder as shown on the books of the Company; or

(b)           If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders given pursuant to this section.

15.           Supplements and Amendments.

The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of the Underwriter Warrants and/or Warrant Securities in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem mutually necessary or desirable and which the Company and the Underwriter mutually deem not to adversely affect the interests of the Holders of Warrant Certificates.

16.           Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and permitted assigns hereunder.

17.           [Reserved.]

18.           Governing Law.

This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be construed in accordance with the laws of said State, other than its conflicts of laws provisions.

19.           Benefits of this Agreement.

Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder or Holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder or Holders of the Warrant Certificates or Warrant Securities.

20.           Counterparts.

This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PROUROCARE MEDICAL INC.

By:
Its:

FELTL AND COMPANY, INC.

By:
John C. Feltl
Director of Capital Markets

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE ON OR BEFORE

5:00 P.M., MINNEAPOLIS TIME,                 , 2013

No. W-                                                                                Warrants

WARRANT CERTIFICATE

This Warrant Certificate certifies that Feltl and Company, Inc. or its registered assigns, is the registered holder of                Warrants to purchase, at any time from                         , 2009 until 5:00 P.M. Minneapolis, Minnesota time on                   , 2013 (“Expiration Date”), up to              (the “Units”) with each unit consisting of one share of common stock, $0.00001 par value (a “Share”) and one redeemable common stock warrant entitling the holder to acquire one Share (a “Warrant”) of (the “Common Stock”), of ProUroCare Medical Inc., a Nevada corporation (the “Company”), at an initial exercise price, subject to adjustment in certain events (the “Exercise Price”), of $         per Unit, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter’s Warrant Agreement dated as of                 , between the Company and Feltl and Company, Inc. (the “Warrant Agreement”).  Payment of the Exercise Price may be made in cash or by check payable to the order of the Company, or any combination thereof.

No Warrant may be exercised after 5:00 P.M., Minneapolis, Minnesota time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” means the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted.  In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:	PROUROCARE MEDICAL INC.

By:
Name:
Title:

[FORM OF ELECTION TO PURCHASE]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase                    Units and herewith tenders in payment for such securities, cash or check payable to the order of ProUroCare Medical, Inc. in the amount of $                    , all in accordance with the terms hereof.  The undersigned requests that a certificate for such securities be registered in the name of                                                               , whose address is                                                     , and that such Certificate be delivered to                                                                         , whose address is                                                           .

Dated:	Signature:
(Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate or with the name of the assignee appearing in the assignment form, if any.)

(Insert Social Security or Tax Identification Number of Holder)

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED,                                                                                              hereby sells, assigns and transfers unto

(Please print name, address and social security or tax identification number of assignee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                               , Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:	Signature:
(Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate or with the name of the assignee appearing in the assignment form, if any.)

(Insert Social Security or Tax Identification Number of Holder)

[CASHLESS EXERCISE FORM]

(To be executed upon exercise of Warrant

pursuant to Section 3.2)

To:          PROUROCARE MEDICAL INC.

The undersigned hereby irrevocably elects a cashless exercise of the right to purchase represented by the attached Warrant Certificate for, and to purchase thereunder,                                Shares, as provided for in Section 3.2 therein.

Please issue a certificate or certificates for such Units in the names of:

Name		Address
(Please print name)

and deliver such certificate or certificates to (if different from above):

Name		Address
(Please print name)

Dated:		Signature

(Insert Social Security or Tax Identification Number of Holder)

NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form, if any.

And if said number of shares shall not be all the shares purchasable under the attached Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the remaining balance of the shares purchasable thereunder.